EXHIBIT 23.1

                                              CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
of Composite Technology Corporation:

We consent to the incorporation by reference in the registration statements (No. 333-112679 on Form S-8 and No. 333-134652 on Form S-3) of Composite Technology Corporation of our report dated May 25, 2006 with respect to the Consolidated Balance Sheet of EU Energy Plc as of March 31, 2004, March 31, 2005, and March 31, 2006, Consolidated Statement of Operations of EU Energy Plc for the Years Ended March 31, 2006 and 2005 and from Inception (January 30, 2004) to March 31, 2004, the Consolidated Statements of Cash Flows of EU Energy Plc for the Years Ended March 31, 2006 and 2005 and from inception (January 30, 2004) to March 31, 2004, which report appears in this amended current report on Form 8-K/A of Composite Technology Corporation.

                                   /s/ Chancery (UK) LLP

                                   Chancery (UK) LLP
                                   Milton Keyes
                                   England

                                   September 13, 2006